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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549-1004

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 15, 2003
                        (Date of earliest event reported)

                         COMMISSION FILE NUMBER 0-4065-1

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                          LANCASTER COLONY CORPORATION
             (Exact name of registrant as specified in its charter)

                  OHIO                                       13-1955943
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

          37 WEST BROAD STREET                                  43215
             COLUMBUS, OHIO                                  (Zip Code)
(Address of principal executive offices)

                                  614-224-7141
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)




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ITEM 5.    OTHER EVENTS

     Lancaster Colony Corporation ("the Company") has been notified by U.S. Customs and Border Protection that the Company will be receiving approximately $2 million under the Continued Dumping and Subsidy Offset Act of 2000 ("CDSOA"). It is anticipated that these funds will be received within the next two weeks. CDSOA requires the distribution of certain moneys assessed under antidumping orders by U.S. Customs and Border Protection to eligible affected companies for qualifying expenditures made in the past. This is the third consecutive year that the Company will have received a payment under CDSOA.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              LANCASTER COLONY CORPORATION
                                              (REGISTRANT)



Date:  December 15, 2003                      By:  /s/JOHN L. BOYLAN
       -----------------                          ------------------------------
                                                      John L. Boylan
                                                      Treasurer, Vice President,
                                                      Assistant Secretary and
                                                      Chief Financial Officer
                                                      (Principal Financial
                                                      and Accounting Officer)